UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2007, Krispy Kreme Doughnuts, Inc. (the “Company”) and Krispy Kreme Doughnut Corporation, a wholly-owned subsidiary of the Company, entered into amendments to their employment agreements with Douglas R. Muir, the Executive Vice President and Chief Financial Officer of the Company, and Sandra K. Michel, the Executive Vice President and General Counsel of the Company (collectively, the “Executives”).  The amendments to the employment agreements conform the severance payable for terminations by the Company “without cause” and resignations for “good reason” (as defined in the employment agreements), each occurring within the two year period following a change in control of the Company, so that in either case the severance benefits are the same.  The amendments also clarify that annual salary reviews of the Executives will be given by the Company and not necessarily by the Company’s Board of Directors or its Compensation Committee.

Copies of the amendments to the employment agreements with Mr. Muir and Ms. Michel are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment, dated as of November 8, 2007, to Employment Agreement, dated as of April 23, 2007, as amended, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Douglas R. Muir.
10.2
Second Amendment, dated as of November 8, 2007, to Employment Agreement, dated as of April 23, 2007, as amended, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and Sandra K. Michel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: November 13, 2007
By: /s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer